SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)           January 30, 1995


                 Northern States Power Company
    (Exact name of registrant as specified in its charter)


                        Minnesota
        (State or other jurisdiction of incorporation)


       1-3034                                                41-0448030
(Commission File Number)                   (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                                        55401
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code           612-330-5500



 (Former name of former address, if changed since last report)



Item 5.   Other Events


Quality Assurance Inspection - NRC Notice of Violation

On January 30, 1995, Northern States Power Company (the Company) received a notice of violation from the United States Nuclear Regulatory Commission
(NRC). The notice regards an inspection of the quality assurance programs at the Company and PX Engineering Company, Inc., a subcontractor responsible for the fabrication and assembly of certain components for the TN-40 spent fuel storage containers which will be used at the Prairie Island Nuclear Generating Plant. The notice alleges violations in the preparation of instructions, procedures and drawings; document control; control of special processes; licensee inspections; control of measuring and test equipment; segregation of nonconforming materials, parts or components; and maintenance of quality assurance records. On February 1, 1995 the NRC supplemented the notice, stating, "...the staff has no reason to conclude that the casks could not perform their intended safety functions adequately." The Company is working with the NRC and the subcontractor to resolve the alleged violations. Prior to loading, the containers will be inspected by both the Company and the NRC to ensure the integrity of the containers.


Mescalero Apache Tribe Votes Against Spent Fuel Storage Initiative

On January 31, 1995, the Mescalero Apache Tribe in a Tribal referendum voted against participation in a joint Mescalero-Utility Spent Fuel Storage Initiative. The Company was one of thirty-three utilities in a consortium working with the Mescalero to develop the Initiative and led the effort to organize the utilities.


                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Northern States Power Company
                                     (a Minnesota Corporation)


                                     By (Edward J. McIntyre)
                                        Edward J. McIntyre
                                        Vice President & Chief Financial
                                          Officer

Dated: February 2, 1995